                            SCHEDULE 14C INFORMATION
   INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE
                          ACT OF 1934 (AMENDMENT NO. )


Check the appropriate box:

[X]      Preliminary Information Statement
[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]      Definitive Information Statement

                              NATIONWIDE SEPARATE ACCOUNT TRUST
                       (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)       Title of each class of securities to which transaction applies: _______________________

2)       Aggregate number of securities to which transaction applies: __________________________

3)       Per unit price or other underlying value of transaction computed pursuant to Exchange
         Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ___________________________________________________________________

4)       Proposed maximum aggregate value of transaction: ______________________________________

5)       Total fee paid: _______________________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
         and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid: _______________________________________________________________

2)       Form, Schedule or Registration Statement No.: _________________________________________

3)       Filing Party: _________________________________________________________________________

4)       Date Filed: ___________________________________________________________________________

                        NATIONWIDE SEPARATE ACCOUNT TRUST
                             Three Nationwide Plaza
                              Columbus, Ohio 43215
                                 (800) 848-6331


July __, 2000


Dear Nationwide Balanced Fund Shareholders:

The enclosed information statement details a recent subadviser change for the Nationwide Balanced Bond Fund (the "Fund"), a series of Nationwide Separate Account Trust (the "Trust"). Specifically, the Trust's Board of Trustees has selected J.P. Morgan Investment Management Inc. ("J. P. Morgan"), to manage the Fund, replacing Salomon Brothers Asset Management ("SBAM"). The change was effective May 1, 2000. The Fund has an exemptive order from the U.S. Securities and Exchange Commission that allows this change to be made without shareholder approval. The order instead requires that this information statement be sent to you.

The Board replaced SBAM upon the recommendation of Villanova Mutual Fund Capital Trust, the Fund's investment adviser. This recommendation was based on several factors, including:

         - the organization changes to SBAM as a result of its acquisition in 1997 by Travelers Insurance and the merger of Travelers Insurance with Citicorp in 1998;
         - the turnover in the personnel at SBAM in charge of the Fund's portfolio;
         - the Fund's historical performance compared to its benchmark and peer group; and
         - J. P. Morgan' experience and success in managing balanced funds such as the Fund.

Please read the enclosed document for additional information.

We look forward to continue serving you and the Fund in the future.

Sincerely,


James F. Laird, Jr.
Treasurer, Nationwide Separate Account Trust

                            NATIONWIDE BALANCED FUND

                  A Series of Nationwide Separate Account Trust
                             Three Nationwide Plaza
                              Columbus, Ohio 43215

                              INFORMATION STATEMENT

The Board of Trustees of Nationwide Separate Account Trust (the "Board of Trustees") is furnishing this Information Statement to all owners of variable annuity contracts or variable life insurance policies ("Contract Owners") issued by Nationwide Life Insurance Company or Nationwide Life and Annuity Insurance Company (collectively, "Nationwide") who are entitled to give voting instructions to the shareholders of the Nationwide Balanced Fund (the "Fund"), a series of Nationwide Separate Account Trust (the "Trust"). The Information Statement is being provided in lieu of a proxy statement pursuant to the terms of an exemptive order the Trust received from the U.S. Securities and Exchange Commission. The exemptive order permits the Fund's investment adviser to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees, but without obtaining shareholder approval, provided, among other things, the Fund sends its shareholders an information statement describing a new subadviser within 90 days of hiring such subadviser.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

          This Information Statement will be mailed to Contract Owners on or about July __, 2000.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund, initially entered into an Investment Advisory Agreement with Nationwide Advisory Services, Inc. ("NAS") on November 1, 1997; on September 1, 1999, the investment advisory services being performed by NAS for the Fund were transferred to Villanova Mutual Fund Capital Trust (the "Adviser"), an entity under common control with NAS. Shareholder approval was not required in order to transfer the investment advisory services from NAS to the Adviser because such transfer did not result in a change in the actual control or management of the Fund's investment adviser. Pursuant to the Investment Advisory Agreement, the Adviser selects the subadvisers for and/or manages the investments of the Fund and supervises the Fund's daily business affairs, subject to the supervision and direction of the Board of Trustees. The Adviser selects subadvisers it believes will provide the Fund with high quality investment services consistent with the Fund's investment objectives. The Adviser is responsible for the overall monitoring of the Fund's subadviser(s).

The current subadviser for the Fund is J. P. Morgan Investment Management Inc. ("J. P. Morgan"). J. P. Morgan began serving as subadviser on May 1, 2000, following a decision by the Board of Trustees to (1) approve a new subadvisory agreement with J. P. Morgan; and (2) terminate the Fund's then current subadvisory agreement with Salomon Brothers Asset Management ("SBAM"). The decision by the Board of Trustees to replace SBAM with J. P. Morgan, as well as other important information, is described in more detail below.

RECOMMENDATION TO REPLACE SUBADVISERS

As part of the Adviser's duties to select and supervise the Fund's subadviser(s), the Adviser is responsible for communicating performance expectations and evaluations to the subadviser(s) and recommending to the Board of Trustees whether a subadviser's contract with the Trust should be renewed, modified or terminated. The Adviser regularly provides written reports to the Board of Trustees describing the results of its evaluation and monitoring functions. Prior to the transfer of the Investment Advisory Agreement, NAS provided these services to the Fund.

Since the Fund's inception in November 1997, SBAM had gone through a series of organizational changes. In 1997, SBAM was acquired by Travelers Insurance Group. In 1998, Travelers Insurance Group and Citicorp merged. These changes prompted the Adviser to review more closely the performance and management of SBAM. This review was undertaken as part of the responsibility of the Adviser to recommend to the Board of Trustees whether a subadvisory agreement should be terminated. The Adviser decided to recommend that the subadvisory agreement with SBAM be terminated because such changes had an impact on SBAM, including significant personnel turnover with respect to management of the Fund and changes in critical support staff, and the Fund had underperformed its benchmark and its peer group since its inception.

Upon completion of its analysis, the Adviser decided to recommend that J. P. Morgan replace SBAM. The Adviser based its decision to recommend J. P. Morgan on a number of factors, including J. P. Morgan's investment process and management style. The Adviser also considered J. P. Morgan's experience with managing balanced funds similar to the Fund, and the Adviser's current relationship with
J. P. Morgan as the subadviser to the Prestige Balanced Fund, one series of Nationwide Mutual Funds, another open-end, management investment company, and as the subadviser to the Nationwide Global 50 Fund, another fund of the Trust.

BOARD OF TRUSTEES' CONSIDERATIONS

At a regular meeting of the Board of Trustees on March 2, 2000, the Board of Trustees reviewed the Adviser's recommendations to hire J. P. Morgan as subadviser and to terminate the subadvisory agreement with SBAM. The Board of Trustees reviewed a report that described in detail the basis for such recommendations and also reviewed the proposed subadvisory agreement with J. P. Morgan and the proposed differences in subadvisory fees payable to SBAM to those proposed to be paid to J. P. Morgan as follows:

                  SBAM
                  ----

                  0.35% on assets up to $150 million
                  0.30% on assets of $150 million or more but less than $500 million
                  0.25% on assets of $500 million or more

                  J. P. MORGAN
                  ------------

                  0.35% on assets up to $100 million
                  0.30% on assets of $100 million or more

Having carefully considered the Adviser's recommendations and the reasons for them, the Board of Trustees, including a majority of the Trustees who were not interested persons of the Adviser, SBAM or J. P. Morgan, approved the termination of the subadvisory agreement with SBAM and the appointment of J. P. Morgan to serve as a new subadviser to the Fund. The termination of the subadvisory agreement with SBAM and the appointment of J. P. Morgan as a subadviser both took effect on May 1, 2000. The Board of Trustees also approved the form of the subadvisory agreement among the Adviser, the Trust (acting on behalf of the Fund) and J. P. Morgan. In doing so, the Board of Trustees found that the compensation payable under the subadvisory agreement with J. P. Morgan was fair and reasonable in light of the services to be provided and the expenses to be assumed by J. P. Morgan under such agreement.

COMPARISON OF SUBADVISORY AGREEMENTS

The subadvisory agreement with J. P. Morgan (the "New Agreement") is the same in all material respects as the subadvisory agreements with SBAM (the "Former Agreement") except with respect to the fees payable thereunder. The Former Agreement took effect on November 1, 1997, and was approved by the Fund's initial shareholder on October 30, 1997. The Former Agreement has not been submitted for shareholder approval since then. A comparison of the fees under the Former Agreement and the New Agreement is set forth above under "BOARD OF TRUSTEES' CONSIDERATIONS."

The Former Agreement had a two-year term and continued automatically for successive one-year terms provided that its continuance was approved annually by the Board of Trustees. The New Agreement is the same except that its two year initial term began on May 1, 2000. Each Agreement can be terminated on 60 days' notice and both terminate automatically if they are assigned to anyone else.

The Adviser's responsibilities under the Former Agreement and the New Agreement are the same. Under each Agreement, the Adviser is responsible for assigning a portion of the Fund's assets to the subadviser and for overseeing the review of the performance of the subadviser. The duties of J. P. Morgan under the New Agreement are the same as the duties required of SBAM under the Former Agreement. J. P. Morgan is required to manage the portion of the Fund's portfolio allocated to it (which constitutes all of the Fund's portfolio at this time) in accordance with the Fund's investment objective and policies, subject to the supervision and control of the Adviser and the Board of Trustees.

The brokerage provisions of the Former Agreement and the New Agreement are the same in all material respects. Under the Former Agreement, SBAM was authorized to purchase and sell securities on behalf of the Fund through brokers or dealers and to negotiate commissions to be paid on such transactions. In doing so, SBAM was required to use reasonable efforts to obtain the most favorable price and execution available but was permitted, subject to certain limitations, to pay brokerage commissions that were higher than what another broker might have charged in return for brokerage and research services. The New Agreement contains provisions that are the same in all material respects.

The provisions of the Former Agreement and the New Agreement relating to indemnification by and the liability of the subadviser are substantially the same. Under the Former Agreement, SBAM and its affiliates and controlling persons could not be held liable for any error of judgment or mistake of law to the Adviser, the Trust, the Fund or the Fund's shareholders in the absence of willful misfeasance, bad faith or gross negligence on the part of SBAM or a reckless disregard of its duties under the Former Agreement. The Former Agreement provided that nothing in such Agreement, however, relieved SBAM from any of its obligations under federal and state securities laws and other applicable law. The New Agreement contains provisions that are substantially the same.

SBAM was required under its Former Agreement to indemnify the Adviser, the Trust and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of SBAM's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law. The New Agreement contains provisions that are substantially the same. Each of the Former Agreement and the New Agreement contains provisions pursuant to which the Adviser is required to indemnify the subadviser in certain circumstances.

The foregoing description of the Former Agreement and the New Agreement is only a summary and is qualified in its entirety by reference to the text of the full agreements. Copies of the Former Agreement and the New Agreement are on file with the Commission. Copies of the Former Agreement and the New Agreement are available 1) in person at the Commission's Public Reference Room in Washington, DC; 2) by mail at the Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-6009 or 3) at the Commission's website - http:// www.sec.gov.


OTHER INFORMATION ABOUT J. P. MORGAN

J. P. Morgan, located at 522 Fifth Avenue, New York, New York 10036, is a wholly-owned subsidiary of J. P. Morgan & Co. Incorporated, a bank holding company located at 60 Wall Street, New York, New York 10260. J. P. Morgan offers a wide range of investment management services and acts an investment adviser to corporate and institutional clients. J. P. Morgan uses a sophisticated, disciplined, collaborative process for managing all asset classes. As of June 30, 2000, J. P Morgan had in excess of $___ billion in assets under management.

The following table sets for the name, address and principal occupation of J. P. Morgan's principal executive officer and directors.

----------------------------------------------------------------------------------------------------------------------
NAME                            TITLE WITH J. P. MORGAN                  PRINCIPAL OCCUPATION AND ADDRESS*
----------------------------------------------------------------------------------------------------------------------
Keith M. Schappert              President; Managing Director             Managing Director of J. P. Morgan
----------------------------------------------------------------------------------------------------------------------
Kenneth W. Anderson             Director; Managing Director              Managing Director of J. P. Morgan
----------------------------------------------------------------------------------------------------------------------
Ronald R. Dewhurst              Director; Managing Director              Managing Director of J. P. Morgan
----------------------------------------------------------------------------------------------------------------------
Gerard W. Lillis                Director; Managing Director              Managing Director of J. P. Morgan
                                                                         Akasaka Park Building
                                                                         2-20, Akasaka 5-chome
                                                                         Minato-ku, Tokyo, Japan
----------------------------------------------------------------------------------------------------------------------
John W. Schmidlin               Director; Chief Operations Officer and   Managing Director of J. P. Morgan
                                Managing Director
----------------------------------------------------------------------------------------------------------------------
Isabel H. Sloane                Director; Managing Director              Managing Director of J. P. Morgan
----------------------------------------------------------------------------------------------------------------------
Hendrik Van Riel                Director; Managing Director              Managing Director of J. P. Morgan
                                                                         28 King Street
                                                                         London, England SW1Y 6XA
----------------------------------------------------------------------------------------------------------------------

* Unless otherwise indicated, all of the above individuals can be contacted at 522 Fifth Avenue, New York, New York 10036.

J. P. Morgan currently serves as investment adviser or subadviser to several institutional accounts and three other investment companies that have has investment objectives similar to those of the Fund. The net assets and investment advisory fees, as of June 30, 2000, for the three other investment companies are set forth in the following table:

----------------------------------------------------------------------------------------------------------------------
                 Fund                                 Net Assets                           Advisory Fees*
----------------------------------------------------------------------------------------------------------------------
Prestige Balanced Fund, one fund of                   $10 million               0.35% on the first $100 million; and
Nationwide Mutual Funds                                                         0.30% on assets of $100 million or
                                                                                more
----------------------------------------------------------------------------------------------------------------------
Pacific Select Fund - Multi- Strategy                $766 million               0.45% on the first $100 million of
Portfolio                                                                       assets; 0.40% on the next $100
                                                                                million of assets; 0.35% on the next
                                                                                $200 million of assets; 0.30% on the
                                                                                next $350 million of assets; and
                                                                                0.20% on assets of $750 million
                                                                                or more
----------------------------------------------------------------------------------------------------------------------
The Diversified Portfolio                            $882 million                               0.55%
----------------------------------------------------------------------------------------------------------------------

-------------------
*Calculated as an annual percentage of the Fund's average daily nets assets.


MORE ABOUT FEES AND EXPENSES

The Fund pays the Adviser an investment advisory fee at the annual rate of 0.75% of the Fund's average daily net assets. The Adviser has agreed to voluntarily waive all or part of its fees and reimburse Fund expenses in order to limit the Fund's total operating expenses to not more than 0.90% of the Fund's average daily net assets on an annual basis. During the fiscal year ended December 31, 1999, the Adviser was entitled to receive from the Fund advisory fees in the amount of $469,490, of which $57,656 was waived or reimbursed. This fee waiver is voluntary and may be terminated at any time. Without waivers or reimbursements, total Fund expenses would have been 1.00% for the year ended December 31, 1999.

NAS and the Trust (acting on behalf of the Fund) entered into the Former Agreement with SBAM pursuant to which SBAM managed all of the Fund's assets in accordance with the Fund's investment objective and policies. SBAM made investment decisions for the Fund and purchased and sold securities for the Fund. For the investment management services it provided to the Fund, SBAM received a fee from the Adviser in an amount equal to 0.35% on assets up to $150 million, 0.30% on assets of $150 million or more but less than $500 million, and 0.25% on assets of $500 million or more. During the year ended December 31, 1999, the Adviser paid SBAM a total of $219,095.

ADDITIONAL INFORMATION

As of July __, 2000, the Fund had issued and outstanding ________________ shares of beneficial interest ("shares"). As of that date, to the Trust's knowledge, the following are the only persons who had or shared voting or investment power over more than 5% of the outstanding shares of the Fund:

                                               Amount and Nature of
         Name and Address                   Voting and Investment Power
         ----------------                   ---------------------------

Nationwide Variable Account-9 of            Shared voting and investment power over
Nationwide Life Insurance Company           ________________ shares of the Fund
representing One Nationwide Plaza           _____% of the Fund's outstanding shares.
Columbus, Ohio 43215

Nationwide VLI Separate Account-4 of        Voting and investment power over _____________
Nationwide Life Insurance Company           shares of the Fund representing _____% of the
One Nationwide Plaza                        Fund's outstanding shares.
Columbus, Ohio 43215

As of July __, 2000, the officers and Trustees of the Trust individually and as a group owned less than 1% of the outstanding shares of the Fund.

Although Contract Owners are not being asked to vote on the replacement of SBAM with J. P. Morgan, the Trust is required by the rules of the Commission to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Contract Owners do not vote on such matters directly because they are not shareholders of the Fund, but they will be asked in the proxy statement to give voting instructions to those separate accounts of Nationwide that are shareholders of the Fund. These separate accounts will then vote the shares of the Fund attributable to the Contract Owners in accordance with the voting instructions received from the Contract Owners. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights is only a brief summary of these rights; whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to the Fund's shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Because the Fund is sold as an underlying mutual fund option in variable annuity and insurance products, the Fund has no principal underwriter. However, NAS provides marketing and wholesaling at no cost to the Fund. Villanova SA Capital Trust, an affiliate of the Adviser and NAS, serves as the Fund's administrator. The address for the Adviser, NAS and Villanova SA Capital Trust is Three Nationwide Plaza, Columbus, Ohio 43215.

No officer or Trustee of the Trust is an officer, employee, or director of J. P. Morgan, nor do any such officers or Trustees own securities issued by J. P. Morgan or have any other material direct or indirect interest in J. P. Morgan.

THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND SEMI-ANNUAL REPORT TO SHAREHOLDERS SUCCEEDING THE ANNUAL REPORT, IF ANY, UPON REQUEST. SUCH REQUEST MAY BE MADE EITHER BY WRITING TO THE TRUST AT THE ADDRESS CONTAINED ON THE FIRST PAGE OF THIS INFORMATION STATEMENT OR BY CALLING TOLL-FREE (800) 848-0920. THE ANNUAL REPORT AND THE SEMI-ANNUAL REPORT WILL BE MAILED TO YOU BY FIRST-CALL MAIL WITHIN THREE BUSINESS DAYS OF RECEIPT OF YOUR REQUEST.



                                             By Order of the Board of Trustees,


                                             Dina A. Tantra, Assistant Secretary


July __, 2000

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